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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-190631, 333-189720, 333-186875, 333-183028, 333-179772, 333-172632, 333-172093, 333-165350, 333-157931, 333-152174 and 333-140581) and Form S-3 (No. 333-176913) of Mellanox Technologies, Ltd. of our report dated February 28, 2014 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

San Jose, California
February 28, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM